Exhibit 10.4

APRIL 30, 2019

LAZARUS ENERGY LLC ("Lazarus")
801Travis Street, Suite 2100
Houston, TX 77002

BLUE DOLPHIN ENERGY COMPANY ("Blue Dolphin")
801 Travis Street, Suite 2100
Houston, TX 77002

LAZARUS REFINING & MARKETING, LLC ("LRM")
801 Travis Street, Suite 2100
Houston, TX 77002

LAZARUS ENERGY HOLDINGS LLC ("Holdings")
801 Travis Street, Suite 2100
Houston, TX 77002

LAZARUS MARINE TERMINAL I, LLC ("Marine")
801 Travis Street, Suite 2100
Houston, TX 77002

JONATHAN PITTS CARROLL, SR. ("Carroll")
2201 Sunset Blvd.
Houston, TX 77005

RE:            That certain (a) LOAN AGREEMENT (as amended, modified or restated from time to time, the "June 2015 Loan Agreement') dated as of JUNE 22, 2015, among VERITEX COMMUNITY LENDER, a Texas state Lender, as successor in interest to SOVEREIGN LENDER by merger (together with its successors and assigns, "Lender'), Lazarus, Carroll, Blue Dolphin, LRM, and Holdings (collectively, "Obligor"); (b) LOAN AGREEMENT (as amended, modified or restated from time to time, the "December 2015 Loan Agreement') dated as of DECEMBER 4, 2015, among Lender, LRM, Carroll, Blue Dolphin, Lazarus, and Holdings; (c) LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, the "May 2016 Loan Agreement" and together with the June 2015 Loan Agreement, and the December 2015 Loan Agreement, individually and collectively, the "Loan Agreements" and individually, a "Loan Agreement') dated as of MAY 31, 2016 , among Lender and Marine, with the joinder of Carroll and Holdings. Capitalized terms not otherwise defined herein shall have the same meanings as in the Loan Agreements.

Waiver. As of the quarter ending MARCH 31, 2019, Obligor is in breach of the following covenants specified in the Loan Agreements, as specified below (collectively, the "Financial Covenant Default"):

1.
June 2015 Loan Agreement:

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a. Section 4.2 (a) combined Debt to Tangible Net Worth Ratio of not greater than 2.50 to 1.0;

b. Section 4.2 (c) combined Current Ratio of not less than 1.0 to 1.0;

c. Section 4.2 (e) combined Debt Service Coverage Ratio of not less than 1.50 to 1.0;

2.
December 4, 2015 Loan Agreement:

a. Section 4.2 (a) combined Debt to Tangible Net Worth Ratio of not greater than 2.50 to 1.0;

b. Section 4.2 (c) combined Current Ratio of not less than 1.0 to 1.0;

c. Section 4.2 (e) combined Debt Service Coverage Ratio of not less than 1.50 to 1.0;

Subject to the agreement and concurrence of the United States Department of Agriculture ("USDA") that Lender's waiver of the Financial Covenant Default shall not impair or void any of the USDA agreements and guarantees relating to the Loans, Lender hereby waives (the "Waiver") the Financial Covenant Default as to the quarter ending MARCH 31, 2019.

Forbearance. Reference is made to that certain correspondence dated as of AUGUST 25, 2017 relating to the certain potential breaches of financial covenants, potential defaults and events of default under the Loan Agreements (the "Specified Defaults."). Subject to (a) the agreement and concurrence of the USDA that Lender's forbearance of remedies on account of the Specified Defaults shall not impair or void any of the USDA agreements and guarantees relating to the Loans, and (b) the replenishment of the Reserve Account on or before AUGUST 31, 2019, Lender hereby agrees to forbear (the "Forbearance") from exercising or enforcing any remedies available to it under the Loan Agreements solely to the extent resulting from the Specified Defaults, including, but not limited to, the commencement of a lawsuit and/or enforcement proceedings or other action against Lazarus or any of its assets or property solely to the extent relating to the Specified Defaults until AUGUST 31, 2019. Upon the occurrence of any Event of Default under the Loan Agreements (other than a Financial Covenant Default) after the date hereof, the Forbearance shall become void ab initio and have no force or effect for any purpose whatsoever.

Except for the foregoing, Lender hereby expressly reserves and preserves all of Lender's rights, remedies and recourses under the Loan Agreements and all of the other documents evidencing, governing, guaranteeing and/or securing the loans (all such documents, collectively, with the Loan Agreements, the "Loan Documents"), including, without limitation, Lender's rights with respect to any other breaches or defaults under the Loan Documents which may be now existing, or which hereafter occur.

This Waiver and the Forbearance is made as a courtesy to Lazarus, and shall not constitute a course of dealing or entitle Lazarus to any further waivers or forbearances. Lender hereby demands strict performance with all terms and conditions of the Loan Documents.

VERITEX COMMUNITY BANK

By: /s/WILLIAM ALT
Name: William Alt

Title: Executive Vice President

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